EXHIBIT 5.1

CUTLER LAW GROUP
M. Richard Cutler, Esq	Corporate Securities Law
Admitted in California & Texas

December 3, 2021

Nymox Pharmaceutical Corporation

Bay & Deveaux Streets

Nassau, The Bahamas

Re:	Nymox Pharmaceutical Corporation
Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special counsel to Nymox Pharmaceutical Corporation, a Bahamian corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i) the Company’s secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness, which may be senior debt securities (“Senior Debt Securities”), senior subordinated debt securities (the “Senior Subordinated Debt Securities”), or subordinated debt securities (the “Subordinated Debt Securities”), each of which may be convertible into equity securities (collectively hereinafter referred to as the “Debt Securities”);

(ii) shares of the Company’s common stock, no par value (the “Common Stock”);

The Debt Securities and Common Stock are collectively referred to herein as the “Securities.” The Debt Securities are to be issued under an indenture to be entered into between the Company and a Trust Company to be named (the “Trust Company”), as indenture trustee (the “Senior Base Indenture”).

The opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of forms of the Debt Securities, specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

6575 West Loop South, Suite 500		Tel (800) 606-7150
Bellaire, Texas 77401	www.cutlerlaw.com	Fax (713) 583-7150

CUTLER LAW GROUP	PAGE 2 OF 3

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any shares of Common Stock for issuance upon exercise, conversion or exchange of any Securities or in connection with any delayed delivery contract for Common Stock (a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 6 below) shall have been duly completed and shall remain in full force and effect;

(v) upon issuance of any Common Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock, as applicable, that the Company is then authorized to issue under its certificate of incorporation and other relevant documents;

(vi) in the case of Debt Securities, at the Relevant Time, the relevant Base Indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended; and

(vii) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any Debt Securities, when:

a. the terms and conditions of such Debt Securities have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant Base Indenture,

b. any such supplemental indenture has been duly executed and delivered by the Company and the relevant trustee (together with the relevant Base Indenture, the “Indenture”), and

c. such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement,

d. such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to shares of Common Stock, when:

a. such shares of Common Stock have been duly executed (in the case of certificated shares) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Common Stock, and when issued shall be validly issued, fully paid and nonassessable; and

b. any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6575 West Loop South, Suite 500		Tel (800) 606-7150
Bellaire, Texas 77401	www.cutlerlaw.com	Fax (713) 583-7150

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The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the United States of America. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above (other than those in paragraphs 2 and 3) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws.

D. To the extent relevant to our opinions in paragraph 4 and not covered by our opinions in paragraphs 1, 2, or 3, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any warrants are validly issued, fully paid and, subject to a valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Best Regards,

/s/ M. Richard Cutler

M. Richard Cutler

6575 West Loop South, Suite 500		Tel (800) 606-7150
Bellaire, Texas 77401	www.cutlerlaw.com	Fax (713) 583-7150